                                                                   Exhibit 10.40


                          AMENDMENT TO CREDIT AGREEMENT
                                   AND CONSENT

         AMENDMENT TO CREDIT AGREEMENT AND CONSENT, dated as of May 18, 1999, among EAGLE-PICHER INDUSTRIES, INC., a Delaware corporation and successor by merger to E-P ACQUISITION, INC., a Delaware corporation (together herein collectively referred to as the "Borrower"), the lenders party hereto (each a "Lender" and collectively, the "Lenders"), ABN AMRO BANK N.V., as Agent (in such capacity, the "Agent"), PNC BANK, NATIONAL ASSOCIATION, as Documentation Agent (in such capacity, the "Documentation Agent") and NBD BANK, N.A., as Syndication Agent (in such capacity, the "Syndication Agent").


                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Lenders, the Agent, the Documentation Agent and the Syndication Agent are parties to that certain Credit Agreement, dated as of February 19, 1998, as modified by (i) that certain Eagle-Picher Industries, Inc. Credit Agreement Consent and Waiver among the Borrower, the Agent and the Lenders party thereto, dated as of November 18, 1998 and (ii) that certain Eagle-Picher Industries, Inc. Credit Agreement Amendment and Consent among the Borrower, the Agent and the Lenders party thereto dated as of December 14, 1998, (together the "Credit Agreement"); and

         WHEREAS, the Borrower has requested that the Credit Agreement be further amended in certain respects; and

         WHEREAS, the Lenders and the Agents party hereto, are willing to so further amend the Credit Agreement, subject to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound thereby, covenant and agree as follows:

          1. General. All terms used herein which are not otherwise specifically defined herein shall have the same meaning herein as defined in the Credit Agreement as further amended hereby.

          2. Increase in Total Revolving Credit Commitment. Section 1.01.01(d) of the Credit Agreement shall be and is hereby amended by deleting the amount of "$160,000,000" appearing in the last sentence thereof and inserting in its place the amount of "$220,000,000." Furthermore, Annex I to the Credit Agreement shall be and is hereby deleted and the Annex I (Amended) attached hereto shall be inserted in its place.

          3. Interest. With respect to the rate of interest provided under
Section 1.08 and the Applicable Base Rate Margin and Applicable Eurodollar Rate Margin as determined pursuant to the Pricing Grid, Annex II to the Credit Agreement shall be and is hereby amended by adding

".25" to each amount set forth in such Annex II under the headings "Applicable Eurodollar Rate Margin" and "Applicable Base Rate Margin."

          4. Letter of Credit. Section 2.01(b) of the Credit Agreement shall be and is hereby amended by inserting after the words "identified on Schedule 2.01" in line 10 the following wording:

                  "(or as determined by the Agent with respect to future standby Letters of Credit)"

          5. Mandatory Prepayments and Repayments.

                  (a) Section 4.02.01(c) of the Credit Agreement shall be and is hereby amended by (i) deleting the amount of "$25,000,000" appearing therein and inserting in its place the amount of "$50,000,000," and
         (ii) by deleting the phrases "270 days" and "270 day" wherever they appear therein and inserting in their place, the phrases "360 days" and "360 day", respectively.

                  (b) Section 4.02.01(f) of the Credit Agreement shall be and is hereby amended by (i) deleting the percentage "60%" appearing therein and inserting in its place, the percentage "50%" and (ii) by deleting the period at the end thereof and inserting the following language in its place:

                   ", provided, however, that should the Borrower maintain a
                  Leverage Ratio of not more than 3.50 to 1.00 on the last day of four consecutive fiscal quarters of the Borrower, the requirements of this Section shall thereupon no longer be in effect as to any Excess Cash Payment Date thereafter occurring."

          6. Use of Proceeds. Section 6.08(a) of the Credit Agreement shall be and is hereby amended by deleting the following wording in lines 5 and 6 thereof: "(excluding acquisitions)".

          7. Year 2000. Section 6 of the Credit Agreement shall be and is hereby amended by adding a new Section 6.25 reading as follows:

                  "Section 6.25. Year 2000. The Borrower and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), and have made related appropriate inquiry of material suppliers and vendors. Based on such review and program, the Borrower believes that the


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                  "Year 2000 Problem" will not have a material adverse effect on the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole."

          8. Information Covenants. Section 7.01 of the Credit Agreement shall be and is hereby amended by (i) deleting from line 6 and 7 of Subsection 7.01(a) the phrase "and comparable budgeted figures for such fiscal month", (ii) inserting in line 8 of Subsection 7.01(b) after the word "year" and before the comma the phrase "and comparable budgeted figures for such quarterly accounting periods,", (iii) deleting from line 5 and 6 of Subsection 7.01(d) the phrase "income, and sources and uses of cash and balance sheets" and inserting in its place the phrase "net sales, Consolidated EBITDA and operating income", (iv) inserting in line 6 of Subsection 7.01(d) after the word "whole" and before the parenthesis the phrase "in the format as currently prepared by the Borrower",
(v) deleting from line 12 of Subsection 7.01(d) the reference "(a),", (vi) adding to line two of Subsection 7.01(e) the words "or other Authorized Officer" after the words "chief financial officer", (vii) deleting from line 10 of Subsection 7.01(e) the reference to parens "(i)" and deleting all wording appearing after the words "fiscal year" in line 12 of Subsection 7.01(e) and inserting an ending period in place thereof, and (viii) by adding a new subsection 7.01(l) reading as follows:

                  "(l) Year 2000. Statements of financial performance and compliance certificates required to be provided by the Company and/or its Subsidiaries to the Bank herein shall: (i) include a statement as to whether the Year 2000 remediation efforts of the Company and its Subsidiaries are proceeding as scheduled and (ii) indicate whether an auditor, regulator, or third party consultant has issued a management letter or other communication regarding the Year 2000 exposure, program or progress of the Borrower and/or its Subsidiaries."

          9. Maintenance of Property, Insurance, Environmental Matters, etc.
Section 7.03(b) of the Credit Agreement shall be and is hereby amended by inserting the following wording in line 11 thereof after the words "as set forth in Schedule 6.13" and before the semi-colon:

                  "and except for landfills or dumps operated by the Borrower or its Subsidiaries on their own properties solely for the disposal of waste filter materials which are not Hazardous Materials and which are used in the operations of the Borrower or its Subsidiaries and which landfills or dumps are not used for the disposal of any waste or materials from Persons other than the Borrower or its Subsidiaries"

         10. Consolidation, Merger, Sale of Assets. Section 8.02 of the Credit Agreement shall be and is hereby amended by (a) deleting the amount of "$25,000,000" appearing in clause (iv) thereof and inserting in its place, the amount of "$50,000,000" and (b) deleting the word "and" at

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the end of clause (vi) and (c) deleting the period after clause (vii) thereof and replacing it with a semi-colon and (d) adding the following additional clauses to Section 8.02:

                    "(viii) transactions permitted by Section 8.05 of this
                  Agreement; (ix) reinvestments of the proceeds of Asset Sales pursuant to Section 4.02.01(c), and (x) the sale of receivables in connection with the Permitted Securitization."

         11. Indebtedness. Section 8.04 of the Credit Agreement shall be and is hereby amended by (i) inserting after the words "Senior Subordinated Note Indenture" appearing in clause (vi), line 12, the words "or other Senior Subordinated Note Indentures meeting the requirements of (A) above," (ii) deleting the amount of "$220,000,000" appearing in such line 12 and inserting in its place the amount of "$295,000,000", (iii) inserting in front of the word "Indebtedness" appearing in clause (vii) thereof, the word "unsecured" and by deleting the amount of "$25,000,000" appearing therein and inserting in its place, the amount of "$35,000,000" and (iv) deleting the word "and" at the end of clause (vii) and by deleting the period after clause (viii) thereof and by replacing it with a semi-colon and by adding the following additional clauses to
Section 8.04:

                  "(ix) the Permitted Securitization; and

                  (x) unsecured Indebtedness assumed in connection with Permitted Acquisitions."

         12. Advances, Investments and Loans. Section 8.05 of the Credit Agreement shall be and is hereby amended by (i) deleting the word "and" after clause (vii) thereof, by (ii) deleting the period at the end of clause (viii) thereof and by replacing it with "; and" and (iii) by adding a new clause (ix) reading as follows:

                  "(ix) Permitted Acquisitions, Permitted Investments and Permitted Minority Investments."

         13. Capital Expenditures. Section 8.07 shall be and is hereby amended by deleting the amount of "$40,000,000" set forth in Subsection 8.07(a) and inserting in its place the amount of "$50,000,000."

         14. Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-laws and Certain Other Agreements; Issuances of Capital Stock, etc. Section 8.11 of the Credit Agreement shall be and is hereby amended by striking the period at the end thereof and inserting the following language in its place:

                  "; provided, however, that, so long as the Leverage Ratio on the last day of the fiscal quarter most recently ending prior to each payment or purchase shall be not more than 3.50 to
                  1.00 and there shall not then exist any Default or Event of Default hereunder, the

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

                  Borrower may pay or purchase the Senior Subordinated Notes up to an aggregate principal amount for all such payments and purchases not exceeding $25,000,000."

         15. Limitation on Issuances of Capital Stock by Subsidiaries. Section
8.13 of the Credit Agreement shall be and is hereby amended by deleting the period at the end thereof and inserting the following language in its place:

                  "and except that any Subsidiary that is not a Subsidiary Guarantor may issue shares of capital stock, provided that such issuance shall be deemed an Asset Sale for purposes of
                  Section 4.02.01(c) and Section 8.02(iv)."

         16. Limitation on the Creation of Subsidiaries. Section 8.14 of the Credit Agreement shall be and is hereby amended by (i) inserting after the words "provided that" in line four thereof, the following "(A)" and (ii) deleting the period at the end of the first sentence of Section 8.14 and adding in its place the following:

                  ", and (B) the Borrower and its Wholly-Owned Subsidiaries shall be permitted to create, establish or acquire Subsidiaries that are not Wholly-Owned Subsidiaries, provided that any purchase of capital stock of or capital contribution or loan to any such Subsidiary shall be subject to the restrictions contained in Section 8.05."

         17. Events of Default. Section 9.03 of the Credit Agreement shall be and is hereby amended by deleting the present wording thereof and inserting in its place the following:

                           "Section 9.03. Covenants. The Borrower shall (i)
                  default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7.02, 7.09(h), 8.02, 8.03, 8.08 through, and including, 8.13 and
                  8.16, (ii) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7.01,
                  7.10 or 8.06 and such default shall continue unremedied for a period of 10 days after written notice to the Borrower by the Agent or the Required Lenders or (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those covered by Sections 9.01 and 9.02 and clauses (i) and (ii) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Agent or the Required Lenders; or"

         18. Definitions. Section 10.01 of the Credit Agreement shall be and is hereby amended as follows:

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                  (a) There shall be added the following new definitions to be inserted in proper alphabetical order reading as follows:

                  "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date hereof, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities have such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding equity, partnership or membership interests of another Person.

                  "Permitted Acquisition" means Acquisitions by the Borrower or any of its Subsidiaries, provided that (A) the total consideration payable in connection therewith, whether in the form of cash, notes or indebtedness assumed, together with the amount of any Permitted Investments, shall not exceed the aggregate amount of $75,000,000 in any fiscal year of the Borrower, (B) no Default or Event of Default has occurred and is continuing or would result therefrom, (C) the Acquisition shall be consummated pursuant to a negotiated acquisition agreement on a non-hostile basis, (D) the Borrower can demonstrate that, on a pro forma basis, after giving effect to such Acquisition, it will continue to comply with all the terms and conditions of the Credit Agreement and (E) the property acquired shall become collateral in accordance with
                  Section 7.09 hereof, provided further, however, that should the Borrower maintain a Leverage Ratio of not more than 3.50 to 1.00 on the last day of four consecutive fiscal quarters of the Borrower, the foregoing proviso (A) shall no longer be in effect as to any Acquisition occurring thereafter, and the Borrower need comply only with provisos (B), (C), (D) and (E) as to any such Acquisition.

                  "Permitted Investments" means any equity investment in or capital contribution or loan to any Subsidiary other than a Wholly-Owned Subsidiary, provided that the aggregate amount of such equity investments, contributions or loans, together with the amount of any Permitted Acquisitions, shall not exceed the aggregate amount of $75,000,000 in any fiscal year of Borrower.

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

                  "Permitted Joint Ventures" means (A) any joint venture interests described on Schedule 8.05, and (B) any Subsidiaries other than Wholly-owned Subsidiaries that are formed or acquired in accordance with Sections 8.02, 8.05 and 8.14.

                  "Permitted Minority Investment" means any equity investment in or capital contribution or loan to any Person not a Subsidiary so long as the aggregate amount of such equity investments and capital contributions does not exceed $15,000,000 and any loan shall be on terms requiring the cash payment of interest at least annually.

                  "Permitted Securitization" means any sales from time to time by the Borrower or its Subsidiaries of its receivables, taking the form of a "true sale" to a special purpose vehicle ("SPV") to be formed by the Borrower and a subsequent sale and/or financing by the SPV to, or with, a Person or Persons who are not Affiliates of Borrower, provided that the terms and provisions relative thereto, including, without limitation, the advance rates against such receivables, shall be reasonably acceptable to the Agent.

                  b) The definition of "Asset Sale" shall be and is hereby amended by (i) deleting the word "and" appearing in front of clause
         (ii) thereof, replacing it with a comma, and (ii) by deleting the period at the end of such definition and inserting in its place the following:

                  "and (iii) any sale of receivables pursuant to the Permitted Securitization."

                  (c) The definition of "Consolidated EBIT" shall be and is hereby amended by adding the following language at the end thereof:

                  "If any Person or assets were acquired during a Test Period in an Acquisition permitted by Section 8.05, then the consolidated net income of such Person or attributable to such assets (adjusted for the foregoing items (i) through (v)) for the period beginning on the beginning of the Test Period and ending on the date of the Acquisition shall be included in Consolidated EBIT, but only to the extent that such items of such Person or attributable to such assets would have been available to the Borrower or its Subsidiary had the Borrower or such Subsidiary acquired such Person or such assets at the beginning of such period."

                  (d) The definition of "Consolidated EBITDA" shall be amended by deleting the period at the end thereof and adding the following language:

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

                  ", in computing Consolidated EBITDA, any of the foregoing items realized or accrued for any Test Period and which occurred prior to the date of any acquisition permitted by
                  Section 8.05(ix) by the Person so acquired, or attributable to the assets so acquired shall be included in Consolidated EBITDA, but only to the extent that such items of such Person or attributable to such assets would have been available to the Borrower or its Subsidiary had the Borrower or such Subsidiary acquired such Person or such assets at the beginning of such period. There shall also be included in Consolidated EBITDA any cash interest and dividends received by the Borrower or its Subsidiaries during any Test Period with respect to investments and loans made by the Borrower or its subsidiaries to joint ventures permitted by Section 8.05 hereof."

                  (e) The definition of "Consolidated Interest Expense" shall be amended by inserting in line 5 thereof after the words "including, without limitation," the following language:

                  "all such interest expense, amortization of debt discount, fees and all debt issuance costs incurred in connection with the Permitted Securitization and"

                  (f) The definition of "Indebtedness" shall be and is hereby amended by (i) deleting the word "and" in front of clause (vii), inserting in its place a comma and (ii) by deleting the period at the end thereof and inserting in its place the following wording:

                  "and (viii) the aggregate face value of outstanding commercial paper or other obligations issued in respect of the Permitted Securitization or, in the event of any funding by Persons providing liquidity support in the form of loans or asset purchase arrangements, the aggregate principal amount of such funding."

                  (g) The definition of "Subsidiary" shall be and is hereby amended by deleting the period at the end thereof and inserting in its place the following wording:

                  "provided, however, that any Permitted Joint Venture described on Schedule 8.05 or formed or acquired in accordance with Sections 8.02, 8.05 and 8.14 shall not be included within the term Subsidiary."

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

         19.    Syndication Agent.

         All references in the Credit Agreement to "DLJ Capital Funding, Inc., as Syndication Agent" shall be and is hereby deleted and amended and deemed to be "NBD BANK, N.A., as Syndication Agent".

         20. Payment of B and C Lenders and Adjustment of Revolving Loans.

                  (a) Upon the Effective Date, as hereinafter defined, of this Amendment, the Borrower shall prepay the B and C Term Loans in full together with all accrued interest thereon to the date of prepayment and all other amounts due and payable in respect of the B and C Term Loans hereunder. The Lenders with outstanding A Term Loans hereby consent to such prepayment and waive, as to such prepayment, the requirement of Section 4.01 that prepayments of Term Loans shall be made pro-rata among the A Term Loans, B Term Loans and C Term Loans.

                  (b) Upon the Effective Date of this Amendment, the Revolving Credit Commitment shall be increased as provided in Annex I attached hereto provided each such new Lender shall execute and deliver to the Agent a joinder to the Credit Agreement in the form of Exhibit I hereto (and by such execution and delivery, each such new Lender shall be deemed to have agreed with the matters set forth in the Credit Agreement as amended hereby). Such new Lender shall become a Lender hereunder, and the Agent shall, promptly following the effective date thereof, provide to the Borrower and the Lenders the revised Revolving Percentage giving effect to Annex I (Amended) attached hereto. The Borrower agrees that it shall execute and deliver to Lenders whose Revolving Credit Commitment has changed, a Revolving Note evidencing such Lender's revised Revolving Credit Commitment.

                  (c) If, after giving effect to the Revolving Credit Commitment Increase, any Lender's revised Revolving Percentage of the Revolving Credit Commitment is different than its share of the Revolving Loans, the Revolving Loans shall be reallocated among the Lenders as follows. On the Effective Date, the Borrower shall be deemed to have prepaid all outstanding Revolving Loans in accordance with Section 4.01 of the Credit Agreement and reborrowed all Revolving Credit Loans in accordance with Section 1.01.01(d) of the Credit Agreement from all Lenders ratably in accordance with their revised Revolving Percentage. Each Lender having a decreased Revolving Percentage (a "Selling Lender") agrees to sell and assign to each other Lender (each a "Buying Lender"), and each Buying Lender hereby agrees to ratably purchase and assume, without recourse, from each Selling Lender, a ratable portion of each Selling Lender's Revolving Loans such that, after giving effect to such assignments, each Lender's share of all Revolving Loans equals its revised Revolving Percentage. The Agent shall distribute to each Selling Lender an amount equal to the difference between its Revolving Loans so prepaid and the new Revolving Loans deemed to have been made by it. Such payments shall be deemed to be a payment of the Revolving Loans by the Borrower on the date such payment is received. With respect to each portion of the


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

         Revolving Loans and Letter of Credit Obligations reapportioned as described above, interest and fees accruing thereon for the period prior to the date hereof shall be for the account of each Selling Lender, and interest and fees accruing thereon for the period from and after the date hereof shall be for the account of each Buying Lender. The Borrower shall compensate each Lender for any loss, cost or expense caused by such prepayment in accordance with Section 1.11 of the Credit Agreement.

         21. Technologies Consent. The undersigned Lenders do hereby consent to
(i) the ground lease of a portion of the vacant land owned by Eagle-Picher Technologies, LLC ("Technologies") in the Joplin Industrial Park, Joplin, Missouri to Joplin Design & Management, Inc. ("Joplin"), (ii) the lease by Technologies from Joplin of a building to be constructed on such land and (iii) the subordination of the mortgage lien on such land in favor of the Agent to the ground lease, all as described in the Information Memorandum circulated in connection with this Amendment and Consent and do hereby waive any Default or Event of Default that may arise under Sections 8.01, 8.02 or 8.04 of the Credit Agreement as a result thereof.

         22. Waiver of Mandatory Repayment. The undersigned Lenders hereby waive the mandatory repayment requirements of Section 4.02.01(d) of the Credit Agreement as it relates to the incurrence of additional Indebtedness under the other Senior Subordinated Note Indentures permitted by this Amendment and Consent.

         23. Conditions. The Effective Date of this Amendment shall be subject to the satisfaction of the following conditions precedent:

                  (i) This Amendment shall have been executed by each Credit Party, each of the Agents and each of the Lenders with outstanding A Term Loans.

                  (ii) The Agent shall have received an opinion of counsel addressed to the Agent and each of the Lenders from Howard, Smith & Levin relative to the power and authority of the Borrower to enter into this Amendment and the legal validity thereof.

                  (iii) A certified copy of resolutions of the Borrower authorizing this Amendment, together with a certified officer incumbency and specimen signature certificate.

                  (iv) The payment of all fees and expenses (including, without limitation, all legal fees and expenses) due to the Agent and the Banks and special legal counsel to the Agent.

                  (v) The Permitted Securitization shall be closed.

                  (vi) The conditions to each Credit Event as set forth in
         Section 5.02 of the Credit Agreement shall have been met.

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

         24. Effectiveness. Subject to Section 23 hereof, this Amendment shall become effective on the date on which each Credit Party and each of the Lenders with outstanding A Term Loans shall have signed a counterpart hereof and shall have delivered the same to the Agent (herein, the "Effective Date"), provided, however, that upon the Effective Date of this Amendment, the amendment to the definition of Consolidated EBIT as provided herein shall be deemed effective as of the date of the Credit Agreement. The Agent shall give the Borrower and each Lender prompt written notice of the effective date. This Amendment may be executed in any number of Counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of New York. Except as herein specifically amended, the Credit Agreement shall be and remain in full force and effect and wherever reference is made in any note, document, letter or other communication to the Credit Agreement, such reference shall, without more, be deemed to refer to the Credit Agreement as amended hereby. The consent and waiver provided in paragraphs 21 and 22 hereof shall be limited specifically as provided for therein and this Amendment and Consent shall not constitute a consent to any other transaction or waiver of the application of the Sections of the Credit Agreement referred to in paragraphs 21 and 22 hereof to any other transaction nor shall it be a waiver or modification of any other term, provision or condition of the Credit Agreement or waiver of any Default or Event of Default except as expressly set forth herein and shall not prejudice or be deemed to prejudice any right that the Agent or any Lender may now have or may have in the future under the Credit Agreement.


                           [SIGNATURE PAGES TO FOLLOW]


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




         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment and Consent as of the date first above written.

Address:

250 East Fifth Street, 5th Floor         EAGLE-PICHER INDUSTRIES, INC.
Cincinnati, Ohio  45202
Attention:  David Krall                  By /s/ Gary Freytag
                                           ------------------------------------
              Tel. (513) 629-2417           Name:  Gary Freytag
              Fax (513) 629-2572            Title: Treasurer

Address:

One PPG Place, Suite 2950               ABN AMRO BANK N.V., individually and as Agent
Pittsburgh, PA  15222-5401
Attention:  Mr. Gregory D. Amoroso      By /s/ Gregory D. Illegible
                                           -------------------------------------------
               Tel. (412) 566-0983         Name: Gregory D. Illegible
               Fax (412) 566-2266          Title:Senior Vice President

                                         By /s/ Illegible
                                            ------------------------------------------
                                         Name: RIZZI
                                         Title: SVP

Address:

201 East Fifth Street, 3rd Floor                  PNC BANK, NATIONAL ASSOCIATION
Cincinnati, OH  45202
Attention:  David F. Knuth/Bruce A. Kintner       By /s/ David F. Knuth
               Tel. (513) 651-8675                  -------------------------
               Fax (513) 651-8952                  Name: David F. Knuth
                                                   Title:  Vice President

Address:

425 Walnut Street, Mailbox 8160                 FIRSTAR BANK, N.A.
Cincinnati, OH  45202
Attention:  Mr. Derek S. Roudebush              By /s/ Derek Roudelbush
               Tel. (513) 632-4010                -------------------------
               Fax (513) 632-2068                Name:  Derek Roudelbush
                                                 Title:  Vice President

Address:

277 Park Avenue, 32nd Floor                 ARAB BANKING CORPORATION
New York, NY  10172-3299
Attention:  Ms. Louise Bilbro               By /s/ Louise Bibro
               Tel. (212) 583-4758            -------------------------
               Fax (212) 583-0935            Name: Louise Bibro
                                             Title: Vice President

Address:

600 Peachtree Street NE, Suite 2700          THE BANK OF NOVA SCOTIA
Atlanta, Georgia  30308
Attention:  Ms. Shannon Dancila              By /s/ F.C.H. Ashby
               Tel. (404) 877-1561             -------------------------
               Fax (404) 888-8998             Name: F.C.H. Ashby
                                              Title: Senior Manager Loan Officer

Address:
                                             BANK OF TOKYO-MITSUBISHI TRUST
1251 Avenue of the Americas, 12th Floor      COMPANY
New York, NY  10020-1104
Attention:  Mr. Peter Stearn                 By /s/ Peter Stearn
               Tel. (212) 782-4397             -------------------------
               Fax (212) 782-4981             Name: Peter Stearn
                                              Title:  Vice President

Address:

55 E. Monroe Street, Suite 4700          CREDIT AGRICOLE INDOSUEZ
Chicago, IL  60603
Attention:  Mr. Jerome Leblond           By /s/ Sarah U. Johnson
               Tel. (312) 917-7569         --------------------------------
               Fax (312) 372-9329         Name:  Sarah U. Johnson
                                          Title: Senior Relationship Manager

                                          By /s/ Ernest V. Hodge
                                                 Ernest V. Hodge
                                                 Senior Relationship Manager

                                           NBD BANK, N.A.
Address:

One Indiana Square, Suite 7034             By /s/ Scott A. Dvornik
Indianapolis, IN  46266                      -------------------------
Attention:  Mr. Ed Hathaway                 Name: Scott A. Dvornik
               Tel. (317) 266-6702
               Fax (317) 266-6042           Title:  Vice President

Address:
                                          BANK AUSTRIA CREDITANSTALT
Two Greenwich Plaza                        CORPORATE FINANCE, INC.
Greenwich, CT  06830
Attention:  Ms. Maura Connor              By /s/ Maura Connor
               Tel. (203) 861-6432          ----------------------------------
               Fax (203) 861-1475                Maura Connor
                                                 Vice President


                                           By /s/ Catherine K. MacDonald
                                             ----------------------------------
                                                  Catherine K. MacDonald
                                                  Vice President

Address:

One East 4th Street, 5th Floor        PROVIDENT BANK
Cincinnati, OH  45202
Attention:  Mr. Richard E. Wirthlin   By /s/ Richard E. Wirthlin
               Tel. (513) 579-2022      -------------------------
               Fax (513) 579-2201      Name: Richard E. Wirthlin
                                       Title: Vice President

Address:

38 Fountain Square Plaza (MD#109054)         FIFTH THIRD BANK
Cincinnati, Ohio  45263
Attention:  Mr. Thomas G. Welch, Jr.         By /s/ Thomas G. Welch, Jr.
               Tel. (513) 744-7757             -------------------------
               Fax (513) 579-5226             Name: Thomas G. Welch, Jr.
                                              Title: AVP

Address:

One Wall Street, 22nd Floor                  THE BANK OF NEW YORK
New York, NY  10286
Attention:  Mr. Edward J. Dougherty           By /s/ Edward J. Dougherty
               Tel. (212) 635-7842              -------------------------
               Fax (212) 635-6434              Name: Edward J. Dougherty
                                               Title: Vice President
                                                      U.S. Commercial Banking

Address:

520 Madison Avenue, 37th Floor      COMPAGNIE FINANCIERE DE CIC ET DE
New York, NY  10022                    L'UNION EUROPEENNE
Attention:  Mr. Anthony Rock
               Tel. (212) 715-4422   By /s/ Anthony Rock   /s/ Brian O'Leary
               Fax (212) 715-4535      -----------------------------------
                                      Name: Anthony Rock       Brian O'Leary
                                      Title: Vice Presidents

Address:

500 Woodward Avenue                          COMERICA BANK
Mail Code 3265
Detroit, MI  48226                           By /s/ Nicholas G. Mester
Attention:  Mr. Nicholas G. Mester             -------------------------
               Tel. (313) 222-9168            Name: Nicholas G. Mester
                                              Title: Account Officer
               Fax (313) 222-3776

Address:

9920 South LaCienega Blvd., 14th Floor         IMPERIAL BANK
Inglewood, CA  90301
Attention:  Mr. Mark Campbell                  By /s/ Mark Campbell
                Tel. (310) 417-5886              -------------------------
                Fax (310) 417-5997              Name: Mark Campbell
                                                Title: Senior Vice President

Address:

520 Madison Avenue, 26th Floor              THE MITSUBISHI TRUST AND BANKING
New York, NY  10022                            CORPORATION
Attention:  Mr. Paul Arzouian
              Tel. (212) 891-8425            By /s/ Illegible Mayashi
              Fax (212) 644-6825               -------------------------
                                              Name: Illegible  Mayashi
                                              Title: Senior Vice President

Address:

111 W. Monroe Street, Fl. 10W               HARRIS TRUST AND SAVINGS BANK
Chicago, IL  60603
Attention: Mr. Peter Krawchuk                By /s/ Peter Krawchuk
              Tel. (312) 461-2783              -------------------------
              Fax (312) 461-5225              Name: Peter Krawchuk
                                              Title: Vice President

Address:

233 South Wacker Drive                   THE SUMITOMO BANK, LIMITED, CHICAGO
Sears Tower                              BRANCH
Chicago, IL  60606
Attention:  Mr. Dan Casey
              Tel. (312) 879-7672        By /s/
              Fax (312) 876-6436           -------------------------
                                          Name:
                                               ----------------------
                                          Title:
                                                ---------------------

                                                                    May 18, 1999

                                ANNEX 1 (AMENDED)

                                   COMMITMENT


                                         EXISTING                                                NEW
                      TERM LOAN A        REVOLVER           TOTAL         TERM LOAN A         REVOLVER        TOTAL

ABN AMRO Bank N.V   $  6,609,962.49  $ 12,307,692.38  $ 18,917,654.87  $ 13,024,543.05  $ 56,070,514.37  $ 69,095,057.42
   PNC Bank         $  6,609,962.49  $ 12,307,692.31  $ 18,917,654.80  $  3,370,000.00  $  8,630,000.00  $ 12,000,000.00
 Bank of Nova       $  4,693,073.34  $  8,738,461.54  $ 13,431,534.88  $  4,693,073.34  $ 15,306,926.66  $ 20,000,000.00
    Scotia
   Bank of          $  4,693,073.34  $  8,738,461.54  $ 13,431,534.88  $  4,823,436.50  $ 15,176,563.50  $ 20,000,000.00
Tokyo-Mitsubishi
 NBD Bank One       $  9,386,146.68  $ 17,476,923.08  $ 26,863,069.76  $  9,386,146.68  $ 15,353,127.02  $ 24,739,273.70
   Comerica         $  4,693,073.34  $  8,738,461.54  $ 13,431,534.88  $  4,693,073.34  $  8,738,461.54  $ 13,431,534.88
 Credit Agricole    $  6,609,962.43  $ 12,307,692.26  $ 18,917,654.69  $  6,609,962.43  $ 12,307,692.26  $ 18,917,654.69
   Indosuez
Creditanstalt       $  4,693,073.34  $  8,738,461.54  $ 13,431,534.88  $  4,693,073.34  $ 10,306,926.66  $ 15,000,000.00
  Provident         $  4,693,073.34  $  8,738,461.54  $ 13,431,534.88  $  4,693,073.34  $  8,738,461.54  $ 13,431,534.88
 Arab Banking       $  4,957,471.84  $  9,230,769.23  $ 14,188,241.07  $  4,957,471.84  $  9,230,769.23  $ 14,188,241.07
 Corporation
 Bank of New York   $  3,304,981.23  $  6,153,846.15  $  9,458,827.38  $  3,304,981.23  $ 11,153,000.00  $ 14,457,981.23
  CIC Union         $  3,304,981.23  $  6,153,846.15  $  9,458,827.38  $  3,304,981.23  $  6,153,846.15  $  9,458,827.38
 Fifth Third        $  3,304,981.23  $  6,153,846.15  $  9,458,827.38  $  3,304,981.23  $  9,231,000.00  $ 12,535,981.23
     Bank
    Harris          $  3,304,981.23  $  6,153,846.15  $  9,458,827.38  $  3,304,981.23  $ 11,695,018.77  $ 15,000,000.00
   Imperial         $  3,304,981.23  $  6,153,846.15  $  9,458,827.38  $  3,304,981.23  $  6,153,846.15  $  9,458,827.38
  Mitsubishi        $  3,304,981.23  $  6,153,846.15  $  9,458,827.38  $  3,304,981.23  $  6,153,846.15  $  9,458,827.38
    Trust
   Firstar          $  5,155,770.73  $  9,599,999.99  $ 14,755,770.72  $  5,155,770.73  $  9,600,000.00  $ 14,755,770.73
   Sumitomo         $  3,304,981.23  $  6,153,846.15  $  9,458,827.38

                    $ 85,929,511.97  $160,000,000.00  $245,929,511.97  $ 85,929,511.97  $220,000,000.00  $305,929,511.97

                                    EXHIBIT I

                      JOINDER TO REVOLVING CREDIT AGREEMENT




                                                                     Dated as of

                                                                    ------, ----

ABN AMRO Bank N.V., as
Administrative Agent for
the Lenders party to the
Credit Agreement dated as
of February 19, 1998, as
amended, among
Eagle-Picher Industries,
Inc. (the "Borrower"), the
Lenders party thereto from
time to time, and ABN AMRO
Bank N.V., as
Administrative Agent, PNC
Bank, National
Association, as
Documentation Agent and
NBD Bank, N.A. as
Syndication Agent (the
"Credit Agreement")

Ladies and Gentlemen:

         Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

         Pursuant to that certain Amendment to Credit Agreement dated as of May ___, 1999, the undersigned hereby joins in the Credit Agreement for the purposes of becoming a party thereto as one of the "Lenders" and agrees to comply with all of the terms and conditions of the Credit Agreement. The undersigned agrees
(i) to undertake all of the obligations of a Revolving Lender under the Credit Agreement and (ii) to provide the Revolving Credit Commitment in the amount set forth below under the terms and conditions in the Credit Agreement. The undersigned hereby irrevocably appoints the Administrative Agent to act as Administrative Agent for the undersigned under the Credit Agreement and the other Credit Documents, all in accordance with Section 11 of the Credit Agreement and the other provisions of the Credit Agreement and the other Credit Documents.

         IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date first above written.


                                       ---------------------------------------,
                                       as Lender



                                       By:
                                          -------------------------------------
                                          Title:
                                                -------------------------------

                                       Revolving Credit
                                       Commitment Amount:  $
                                                            --------------------



                                        Address for Notices:

                                          --------------------------------------
                                          --------------------------------------
                                          --------------------------------------
                                          Attention:
                                                    ----------------------------
                                          Telephone:
                                                    ----------------------------
                                          Telecopier:
                                                     --------------------------